Exhibit 99.1

TPG Pace Beneficial Finance Corp. Announces Pricing of $350,000,000 Initial Public Offering

SAN FRANCISCO AND FORT WORTH, TX, October 6, 2020 – TPG Pace Beneficial Finance Corp. (the “Company”), a newly organized blank check company incorporated as a Cayman Islands exempted company and formed for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses, today announced the pricing of its initial public offering of 35,000,000 units at a price of $10.00 per unit. The units will be listed on the New York Stock Exchange and trade under the ticker symbol “TPGY.U” beginning October 7, 2020. Each unit consists of one of the Company’s Class A ordinary shares and one-fifth of one warrant, each whole warrant enabling the holder thereof to purchase one Class A ordinary share at a price of $11.50 per share. Once the securities comprising the units begin separate trading, the Class A ordinary shares and warrants are expected to be listed on the New York Stock Exchange under the symbols “TPGY” and “TPGY WS,” respectively. The offering is expected to close on October 9, 2020, subject to the satisfaction of customary closing conditions.

TPG Pace Beneficial Finance Corp. is focused on sponsoring the public listing of a company that combines attractive business fundamentals with, or with the potential for strong environmental, social and governance principles and practices through a business combination.

Deutsche Bank Securities Inc., J.P. Morgan Securities LLC and Barclays Capital Inc. are serving as joint book runners for the offering. TPG Pace Beneficial Finance Corp. has granted the underwriters a 45-day option to purchase up to an additional 5,250,000 units at the initial public offering price to cover over-allotments, if any.

The offering is being made only by means of a prospectus. When available, copies of the prospectus may be obtained from Deutsche Bank Securities Inc., Attn: Prospectus Group, 60 Wall Street, New York, New York 10005-2836, email: prospectus.CPDG@db.com, tel: (800) 503-4611; J.P. Morgan Securities LLC, c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717, telephone: 866-803-9204, email: prospectuseq_fi@jpmchase.com, tel: 866-803-9204 and Barclays Capital Inc., c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717, email: Barclaysprospectus@broadridge.com tel: 888-603-5847.

A registration statement relating to the securities has been declared effective by the SEC on October 6, 2020. This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

This press release contains statements that constitute “forward-looking statements,” including with respect to the proposed initial public offering and the anticipated use of the net proceeds. No assurance can be given that the offering discussed above will be completed on the terms described, or at all, or that the net proceeds of the offering will be used as indicated. Forward-looking statements are subject to numerous conditions, many of which are beyond the control of the Company, including those set forth in the Risk Factors section of the Company’s registration statement and preliminary prospectus for the Company’s offering filed with the Securities and Exchange Commission (“SEC”). Copies are available on the SEC’s website, www.sec.gov. The Company undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

About TPG Pace Beneficial Finance Corp.

TPG Pace Beneficial Finance Corp. is a special purpose acquisition company formed by TPG Pace Group for the purpose of entering into a merger, stock purchase, or similar business combination with one or more businesses. The strategy of TPG Pace Beneficial Finance Corp. is to identify and acquire businesses that are better suited to generate strong returns in a public market environment while benefitting from the broader operational knowledge, resources and private equity heritage of TPG.

About TPG Pace Group

TPG Pace Group is the firm’s dedicated permanent capital platform, created in 2015 with the objective of sponsoring special purpose acquisition companies and other permanent capital solutions for companies. TPG Pace Group has a long-term, patient, and highly flexible capital base, allowing us to seek transactions across industries and geographies. The creation of TPG Pace Group builds on TPG’s efforts to grow its private equity offering by servicing different return profiles and product types.

Media Contact:

Luke Barrett / Courtney Power

(415) 743-1550

media@tpg.com

Investor Contact:

TPG Pace

(212) 405-8458

pace@tpg.com